UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Canton of Vaud,	Switzerland	0-29174	None
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

Logitech International S.A.
EPFL - Quartier de l'Innovation
Daniel Borel Innovation Center
1015 Lausanne, Switzerland
c/o Logitech Inc.
3930 North First Street
San Jose,	California	95134
(Address of principal executive offices and zip code)

(510)	795-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Registered Shares	LOGN	SIX Swiss Exchange
Registered Shares	LOGI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of President and Chief Executive Officer

On June 13, 2023, Bracken Darrell resigned from his position as the President and Chief Executive Officer of Logitech International S.A. (the “Company” or “Logitech”), as a member of the board of directors of the Company (the “Board”) and as a member of Logitech’s Group Management Team effective immediately, to pursue another opportunity. Mr. Darrell’s departure is not due to any disagreement on any matter relating to Logitech’s operations, policies or practices.

(c) Appointment of Interim Chief Executive Officer

In connection with the above, on June 13, 2023, the Board appointed Guy Gecht, who has served as an independent member of Board, member of the Audit Committee of the Board, and member and Chairperson of its Technology and Innovation Committee, as Interim Chief Executive Officer of Logitech, effective immediately. Mr. Gecht will continue to serve as a member of the Board, but ceased to be a member of the Audit Committee and a member and Chairperson of the Technology and Innovation Committee of the Board upon his appointment as Interim Chief Executive Officer.

Mr. Gecht, age 58, co-founded and was the Co-Chief Executive Officer of E.Merge Technology Acquisition Corp. from its founding in June 2020 until its liquidation in September 2022. Prior to co-founding E.Merge in June 2020, Mr. Gecht was the Chief Executive Officer of Electronics for Imaging, Inc., a then publicly-traded company specializing in digital printing technology, a position he held from January 2000 to October 2018. He served at Electronics for Imaging as President from May 2012 to October 2018 and from July 1999 to January 2000, as Vice President and General Manager of Fiery products from January 1999 to July 1999, and as Director of Software Engineering from October 1995 to January 1999. Prior to joining Electronics for Imaging, Mr. Gecht was Director of Engineering at Interro Systems, Inc., a diagnostic technology company, from 1993 to 1995, Software Manager of ASP Computer Products, Inc., a networking company, from 1991 to 1993, and Chief Technology Officer for Apple Israel from 1990 to 1991. He serves on the Board of Check Point Software Technology Ltd., a multinational provider of software and combined hardware and software products for IT security. Mr. Gecht holds a BS in Computer Science and Mathematics from Ben Gurion University in Israel.

The Company has not yet determined Mr. Gecht’s compensation in connection with his appointment as Interim Chief Executive Officer.

Mr. Gecht has no other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no arrangements or understandings between Mr. Gecht and any other persons pursuant to which Mr. Gecht was appointed as Interim Chief Executive Officer, and there are no family relationships between Mr. Gecht and any director or executive officer of the Company.

Item 7.01. Regulation FD Disclosure.

Logitech’s press release, dated June 13, 2023, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this report is furnished and shall not be treated “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit	Description
99.1	Press release of Logitech International S.A. dated June 13, 2023
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Logitech International S.A.

	By:	/s/ Charles Boynton

Charles Boynton
Chief Financial Officer

	By:	/s/ Samantha Harnett

Samantha Harnett
Chief Legal Officer
June 13, 2023